                                                                    Exhibit 10.9

                             COAL TRANSPORTATION
                                  AGREEMENT

                                   BETWEEN

                          LOUISIANA GENERATING, LLC

                                     AND

                     THE BURLINGTON NORTHERN AND SANTA FE
                               RAILWAY COMPANY

                                     AND

                          AMERICAN COMMERCIAL MARINE
                               SERVICE COMPANY

                              TABLE OF CONTENTS

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                                                                               ----
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ARTICLE I        DEFINITIONS.................................................   2

ARTICLE II       FILING, APPROVAL, COMMENCEMENT OF SERVICE EFFECTIVE
                 DATE AND TERM...............................................   5
  Section 1.     Term........................................................   5
  Section 2.     Commencement of Service.....................................   5
                 A.    Effective Date of Agreement...........................   5
                 B.    Initiation of Service.................................   5

ARTICLE III      LG'S COAL TENDER COMMITMENT.................................   6
  Section 1.     Coal Tonnage Subject to this Agreement......................   6
  Section 2.     Minimum Volume Commitment...................................   6
  Section 3.     Volume Shortfall Payment....................................   7
  Section 4.     Shipment of Processed Coal..................................   8
  Section 5.     Reports.....................................................   8

ARTICLE IV       CARRIERS' OBLIGATION TO TRANSPORT COAL AND PROVIDE
                 EQUIPMENT...................................................   8
  Section 1.     Transportation Obligation...................................   8
  Section 2.     BN Equipment Supply.........................................   9
  Section 3.     ACMS Equipment Supply.......................................   9
                 A.    Equipment Supply......................................   9
                 B.    Requirements for Terminal.............................   9
                 C.    Storage Capacity......................................   9

ARTICLE V        LG'S OBLIGATION TO SUPPLY EQUIPMENT........................    10
  Section 1.     Supply of Equipment........................................    10
  Section 2.     Car Damage.................................................    10
  Section 3.     Car Destruction............................................    11
  Section 4.     Provision of Unloading Facilities..........................    12
  Section 5.     Provision of Harbor and Shift Boat.........................    13

ARTICLE VI       RAIL OPERATING AND SCHEDULING PROCEDURES...................    13
  Section 1.     Train Size.................................................    13
  Section 2.     Minimum Shipment Weight....................................    13
  Section 3.     Minimum Tender.............................................    14
  Section 4.     Advance Notice and Loading.................................    14
  Section 5.     Placement and Free Time - Origin...........................    14
  Section 6.     Rail Car Demurrage at Terminal.............................    16
  Section 7.     Constructive Placement.....................................    16
  Section 8.     Service Commitment.........................................    17
  Section 9.     Routing....................................................    19




                              TABLE OF CONTENTS


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ARTICLE VII      SERVICE AND MAINTENANCE....................................    20
  Section 1.     Service and Maintenance of LG Railcars.....................    20
  Section 2.     Holding and Storage of Empty Or Loaded Unit Trains.........    22
  Section 3.     Weighing and Determination of Weights......................    24
  Section 4.     Overloaded Car(s)..........................................    24
  Section 5.     Release of Crews/Removal of Locomotives....................    25

ARTICLE VIII     TERMINAL AND BARGE OPERATING PROCEDURES....................    25
  Section 1.     Control of Loading and Unloading...........................    25
  Section 2.     Control of Service Performance.............................    25
  Section 3.     Notice of Barge ETA........................................    26
  Section 4.     Origin Demurrage...........................................    26
  Section 5.     Destination Demurrage......................................    26
  Section 6.     Free Time..................................................    27
                 A.    Alternate A - Standby Unloading......................    27
                 B.    Alternate B - Additional Set Of Barges Unloading.....    27
                 C.    Alternate C - Single Barge Unloading.................    27
                 D.    Designation of Alternates............................    28
  Section 7.     Computation of Free Time...................................    28
  Section 8.     Adjustment for Force Majeure...............................    29
  Section 9.     ACMS Operating Obligations.................................    29

ARTICLE IX       LG OPERATING PROCEDURES....................................    30
  Section 1.     Responsibility for Unloading...............................    30
  Section 2.     Berthing and Mooring.......................................    30
  Section 3.     Excess Return Tonnage......................................    30

ARTICLE X        RATES AND RATE ADJUSTMENT..................................    31
  Section 1.     Minimum Base Rate..........................................    31
  Section 2.     Effective Rate.............................................    32
  Section 3.     Adjustment to Rates and Charges............................    32

ARTICLE XI       BILLING PROCEDURES.........................................    34
  Section 1.     Transportation Billing.....................................    34
  Section 2.     Payment....................................................    34
  Section 3.     All Other Charges..........................................    35

ARTICLE XII      FORCE MAJEURE..............................................    35
  Section 1.     Definition.................................................    35
  Section 2.     Effect of Force Majeure....................................    36


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



                              TABLE OF CONTENTS


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ARTICLE XIII     INDEMNITY AND INSURANCE....................................   38
  Section 1.     Indemnity by ACMS..........................................   38
  Section 2.     Indemnity by LG............................................   38
  Section 3.     Insurance to be Maintained by ACMS.........................   39

ARTICLE XIV      COAL LOSS AND DAMAGE.......................................   40
  Section 1.     Liability for Loss of Coal Transported by BN...............   40
  Section 2.     Liability for Loss of Coal Transported by ACMS.............   40
  Section 3.     General Average............................................   41
  Section 4.     Disclaimer of Damages......................................   41
  Section 5.     Private Carriage...........................................   42

ARTICLE XV       TERMINATION................................................   42

ARTICLE XVI      ASSIGNMENT AND SUCCESSION..................................   42

ARTICLE XVII     AMENDMENT, MODIFICATION AND WAIVER.........................   43

ARTICLE XVIII    MISCELLANEOUS..............................................   44
  Section 1.     Subcontracting.............................................   44
  Section 2.     Independent Contractor.....................................   44
  Section 3.     Waivers and Remedies.......................................   44
  Section 4.     Notice.....................................................   44
  Section 5.     Severability, Effect of Agreement..........................   46
  Section 6.     Confidentiality............................................   46
  Section 7.     Representations and Warranties.............................   47
  Section 8.     Counterparts...............................................   48
  Section 9.     Remediation................................................   48
 Section 10.     Construction...............................................   49

                        COAL TRANSPORTATION AGREEMENT


      THIS AGREEMENT (the "Agreement") is made as of the 22nd day of January, 1997, by and among the BURLINGTON NORTHERN AND SANTA FE RAIL COMPANY (BN), a Delaware corporation; AMERICAN COMMERCIAL MARINE SERVICE COMPANY ("ACMS"), a Delaware corporation; and LOUISIANA GENERATING, L.L.C. ("LG"), a Delaware limited liability company.

                             W I T N E S S E T H
      WHEREAS, BN is a common carrier by rail with legal authority pursuant to 49 U.S.C. Section 10709 to enter into a binding contract to provide coal transportation services to LG; and

      WHEREAS, ACMS owns and operates a coal receiving, storage and transfer facility in St. Louis, Missouri and also owns, operates, and/or charters, through affiliated companies, river vessels suitable for transportation of coal on the Mississippi River; and

      WHEREAS, LG intends to purchase and operate the Big Cajun No. II steam-electric generating plant and coal unloading dock, located at approximately Mile 263 AHP near New Roads, Louisiana (the "LG Power Plant") pursuant to the Asset Purchase Agreement as hereinafter defined; and

      WHEREAS, LG will require large quantities of coal for the operation of the LG Power Plant; and

      WHEREAS, BN and ACMS have been the sole suppliers of transportation of coal for the LG Power Plant under long term arrangements with the prior operator of Big Cajun No. II commencing in 1979; and

      WHEREAS, LG, BN and ACMS all desire that BN and ACMS continue to transport for LG pursuant to the terms of this Agreement certain tonnages of coal from mines in the Wyoming Powder River Basin to the LG Power Plant, and BN and ACMS are willing to provide such transportation; and

      WHEREAS, pursuant to Cajuns Chapter 11 Case Number 94-11474 pending before the United States Bankruptcy Court for the Middle District of Louisiana (the "Chapter 11 Proceeding") and LG's planned purchase of the LG Power Plant and related assets from Cajun Electric Power Cooperative, Inc., BN and ACMS have each agreed to renegotiate their respective long-term arrangements on amended terms set forth in this Agreement in order to continue to supply, on a joint basis, all coal transportation requirements for the LG Power Plant.

      NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties do hereby agree as follows:

                                  ARTICLE I
                                 DEFINITIONS
                                 -----------
      The following terms shall have the following meanings for purposes of this
Agreement:

      "AAR" shall mean the Association of American Railroads.
      "AAR Interchange Rules" shall mean the rules set out in the Field
Manual and Office Manual of the Interchange rules adopted by the AAR, as amended from time to time.

      "Agreement" shall have the meaning set forth in the premises clause.

      "Asset Purchase Agreement" shall mean the Amended and Restated Asset Purchase and Reorganization Agreement among LG, the Trustee and, as to certain specific sections of the Agreement only, NRG Energy, Inc., Zeigler Coal Holding Company and Southern Electric International, Inc., as of September 30, 1996, as the same may be amended from time to time.

      "Cajun" shall mean Cajun Electric Power Cooperative, Inc.

      "Calendar Year" shall mean a year commencing January 1 and ending December 31.

      "Carrier" or "Carriers" shall mean collectively BN and ACMS.

      "Chapter 11 Proceeding" shall have the meaning set forth in the Recitals.

      "Coal" shall mean crushed raw coal (2x0 in size) unprocessed and classified as bituminous (including sub-bituminous) whose Standard Transportation Commodity Code (STCC) is 11212, as set forth in the STCC Tariff ICC STCC 6001 Series in effect on the date this Agreement is executed or its successor. Coal greater than 2x0 may be shipped only upon mutual consent of the parties which consent shall not be unreasonably withheld. The Coal may be treated to prevent freezing or to suppress dusting after mutual determination by the parties that the agents used for such treatment shall not adversely affect the facilities or equipment of ACMS or BN, or the operation thereof.

      "Coal Cars" shall mean LG supplied open-top rail cars equipped with rotary couplers, having a capacity of not less than 204,000 pounds, suitable for use in service between Origin and the Terminal, and suitable for use in service in the Coal unloading equipment maintained by ACMS.

      "Designated Loading Point" shall mean that point on Origin mines' trackage at which any further train movement is at the direction of the mine operator.

      "Destination" shall mean the private barge coal unloading facility at the LG Power Plant at approximately mile 263 AHP near New Roads, LA.

      "Effective Date" shall mean the Effective Date under the Asset Purchase Agreement.

      "Effective Rate" shall have the meaning set forth in Article I.

      "LG Power Plant" shall have the meaning set forth in the Recitals.

      "Origin" shall mean all existing BN-served Wyoming Powder River Basin mines in Campbell and Converse Counties that are now operating and, with mutual written consent of Carriers and LG, those mines that become operational during the term of this Agreement.

      "Origin Loading Facilities" shall mean the equipment necessary to load Unit Train shipments of Coal at Origin including but not limited to rail trackage, Coal silos and/or hoppers, conveyor belts, preparation plants, and storage facilities at or for Origin.

      "STB" shall mean the Surface Transportation Board or its successor agency or body having the same or similar jurisdiction over common carriers by rail.

      "Tender" shall mean (a) with respect to a shipment of Coal by rail, to make available for loading into Coal Cars; (b) with respect to Coal Cars, to release Coal Cars into the control of BN; and (c) with respect to a shipment of Coal by barge, to make available for unloading and loading into barges at the Terminal.

      "Terminal" shall mean ACMS' Hall Street Terminal in St. Louis, Missouri.

      "Ton" shall mean a ton of 2,000 pounds, avoirdupois.

      "Transportation of Coal" shall mean movement of Coal from Origin to Destination including rail transportation from Origin to the Terminal, receiving, interim storage, loading to barge at the Terminal and barge transportation from the Terminal to Destination.

      "Trustee" shall mean Ralph R. Mabey, as Chapter 11 Trustee of Cajun.

      "Trustee's Plan of Reorganization" shall mean the Trustee's Plan of Reorganization as may be amended from time to time for Cajun, pending in the Chapter 11 Proceeding.

      "Unit Train" shall mean an assembly of Coal Cars continuously cycling from one Origin to the Terminal on one bill of lading.

                                  ARTICLE II
                  FILING, APPROVAL, COMMENCEMENT OF SERVICE
                           EFFECTIVE DATE AND TERM
                           -----------------------
      Section 1.  Term.
                  -----
      The term of this Agreement shall be for a period of five years, commencing on the Effective Date (as defined below), and ending five years thereafter except as provided in Article XII, Section 2.D.

      Section 2.  Commencement of Service.
                  ------------------------
      A.    Effective Date of Agreement.
            ----------------------------
      This Agreement is entered into and becomes binding upon the signatories upon the Effective Date as defined in the Asset Purchase Agreement.

      B.    Initiation of Service.
            ----------------------
      Transportation service will initiate under this Agreement as of the first train to commence loading at Origin on or after 12:01 a.m. on the calendar day next following the Effective Date. Coal en route by train or barge or in transit at the Terminal, prior to 12:01 a.m. of the day following the Effective Date shall be transported to Destination under existing Coal transportation arrangements between Carriers and Cajun.

                                 ARTICLE III
                         LG'S COAL TENDER COMMITMENT
                         ---------------------------

      Section 1.  Coal Tonnage Subject to this Agreement.
                  ---------------------------------------

      LG shall Tender to Carriers at Origin all Coal required for operation of all of the Coal fired generation units at LG's Power Plant including the three Coal fired generation units currently in operation, any additional Coal fired generating unit(s) which might be constructed at LG's Power Plant during the term of this Agreement, and all of the Coal required for maintaining a storage pile of the proper size at the LG Power Plant, as determined by LG in its sole discretion, from time to time.

      Section 2.  Minimum Volume Commitment.
                  --------------------------

      At least ninety (90) days prior to the beginning of each Calendar Year (except 1997), LG shall provide to Carriers a declaration of the Tons of Coal expected to be Tendered during the next Calendar Year ("Declared Tonnage"). Subject to the other provisions of this Agreement, the Declared Tonnage for a Calendar Year shall represent LG's best estimate of the tonnage expected to be Tendered for such Calendar Year. The Declared Tonnage for the portion of the 1997 Calendar Year that remains after the Effective Date shall be provided not later than thirty (30) days after the Effective Date. Said declaration(s) shall also include a shipping schedule of the amounts of Coal that LG expects to Tender during each month of such year. During the Calendar Years 1998-2001, LG shall Tender not less than {***} Tons per year (the "Minimum Volume Commitment"). During the Calendar Years 1997 and 2002 (assuming an Effective Date in 1997), the Minimum Volume Commitment shall be prorated by multiplying a ratio, the numerator of which is the number of days in a Calendar Year that Transportation of Coal will be provided by Carriers under this Agreement and the denominator is 365 days, multiplied by {***} Tons. LG shall Tender all shipments of Coal on a ratable and mutually agreeable quarterly schedule taking into consideration LG's seasonal Coal consumption. LG may increase or decrease the Declared Tonnage for a Calendar Year quarter by as much as {***} of the quarterly Declared Tonnage upon written notice to Carriers 60 days prior to the beginning of the quarter. Neither the declaration of Declared Tonnage, the amendment of such declaration or the ultimate accuracy of such declaration shall be deemed to relieve LG of its obligation to Tender to Carriers the Coal tonnage subject to this Agreement. If the Effective Date occurs after 1997, then all dates and references to Calendar Years shall be adjusted as appropriate to give effect to the five (5) year term provided for under Article II, Section 1.

      Section 3.  Volume Shortfall Payment.
                  -------------------------

      If in any Calendar Year, LG does not Tender Tons of Coal at least equal to the Minimum Volume Commitment (for reasons other than an event of Force Majeure), LG shall pay to Carriers, not as a penalty, but as compensation for lost traffic in the form of liquidated damages, agreed upon as reasonable and in full settlement for LG's failure to meet the Minimum Volume Commitment, an amount equal to fifty {***} of the Effective Rate (as defined in Article X) applicable for the fourth quarter of the Calendar Year in question, multiplied by the number of Tons by which LG failed to meet the Minimum Volume Commitment (the "Volume Shortfall Payment"). This Section shall not authorize LG to transport any tonnage for any Calendar Year via any transportation mode other than BN and ACMS.

      Section 4.  Shipment of Processed Coal.
                  ---------------------------

      The rates, terms and conditions of this Agreement apply to the transportation of raw, untreated Coal and do not apply to the transportation of artificially dried or processed Coal.

      Section 5.  Reports.
                  --------

      Within forty-five (45) days after the end of each Calendar Year (and within forty-five (45) days after termination of this Agreement), LG shall send a written notice to Carriers certifying for such year (A) the Minimum Volume Commitment; (B) the number of Tons of Coal Tendered or caused to be Tendered by LG for transportation hereunder; (C) the total number of Tons of Coal required for operation of the LG Power Plant and the maintenance of the storage pile at such plant; (D) the number of Tons of Coal transported hereunder by Carriers; and (E) the dollar amount of any Volume Shortfall Payment due. If Carriers accept LG's report or fail to advise LG of any exceptions within forty-five (45) days of receipt of the report, the contents thereof shall be deemed final and binding on the parties. If Carriers advise LG within forty-five (45) days of their receipt of LG's report that they take exception to any portion thereof, the parties shall meet in an attempt to resolve their differences in accordance with Article XVIII, Section 9. Any Volume Shortfall Payment agreed to be owing shall be paid by LG within thirty (30) days after the date such payment is agreed or deemed to be agreed to be owing.

                                  ARTICLE IV
         CARRIERS' OBLIGATION TO TRANSPORT COAL AND PROVIDE EQUIPMENT
         ------------------------------------------------------------

      Section 1.  Transportation Obligation.
                  --------------------------

      Carriers agree to transport to Destination all Coal declared and Tendered hereunder by LG during the term hereof, in accordance with the procedures described herein.

      Section 2.  BN Equipment Supply.
                  -------------------
      BN hereby agrees to furnish all equipment, other than Coal Cars, that it deems necessary in its sole discretion in order to transport the Tendered Coal by rail from Origin to the Terminal in accordance with this Agreement and in conformance with the rights, duties and obligations contained herein.

      Section 3.  ACMS Equipment Supply.
                  ---------------------
      A.    Equipment Supply.
            ----------------
      ACMS hereby agrees to furnish all equipment, including a sufficient number of barges and towboats, that it deems necessary in its sole discretion in order to transport the Tendered Coal by barge from the Terminal to Destination under normal operating conditions and in accordance with this Agreement and in conformance with the rights, duties and obligations contained herein.

      B.    Requirements for Terminal.
            -------------------------
      ACMS shall provide and operate the Terminal for the transfer of Coal from Unit Trains to ACMS' barges. Such Terminal shall be capable of handling LG's Coal requirements when Tendered in accordance with Article III, Section 2. The Terminal will be equipped with rotary dumper equipment for the unloading of Unit Trains. It will include sufficient area for the storage of Coal as provided below in Paragraph C of this Section. Conveyors, stacking and reclaiming equipment shall be provided, together with a complete loading dock for the high speed loading of ACMS' barge tows.

      C.    Storage Capacity.
            ----------------
      ACMS shall maintain only one portion of the Terminal storage area for the handling of LG's Coal. ACMS reserves the right to commingle Coal belonging to LG originating from more than one mine. The amount of storage used for LG's Coal shall be determined by Carriers to efficiently manage BN and ACMS equipment and facilities and to best accommodate LG's Declared Tonnage as provided in Article III, Section 2 hereof up to a maximum of 150,000 Tons of storage. If LG requests that additional Tons of Coal be stored at the Terminal and space is available, LG may be charged a reasonable charge which shall be mutually agreed upon by the parties.

                                  ARTICLE V
                     LG'S OBLIGATION TO SUPPLY EQUIPMENT
                     -----------------------------------
      Section 1.  Supply of Equipment.
                  -------------------
      A. LG hereby agrees to supply sufficient Coal Cars including spare cars at no cost to Carriers in order to transport the Coal Tendered pursuant to this Agreement. LG shall supply enough Coal Cars such that each trainset shall be comprised of at least {***} Coal Cars plus five (5) percent spare cars for each trainset. Said Coal Cars to be furnished shall be approved for use by BN and shall have a volume capacity of approximately 4,000 cubic feet and a net capacity of not less than 102 tons per car in steel and 118 tons per car in aluminum and shall be suitable for use at Origin and the Terminal.

      B. LG agrees that it will assume all owners' responsibility for Coal Cars as designated in the AAR Interchange Rules and shall comply with the rules and regulations of the Federal Railroad Administration (the "FRA") applicable to such Coal Cars.

      Section 2.  Car Damage.
                  ----------
      If LG-provided Coal Cars are damaged while in the possession of Carriers and on Carriers' trackage, BN or ACMS will give notice to LG promptly by telephone or facsimile of the damage or derailment giving car initial and number and will provide written notice within thirty (30) days of the damage or derailment. LG will designate an appropriate individual and location for such notification. If LG's Coal Cars are damaged under conditions for which Carriers are liable under the AAR Interchange Rules (except for damage due to defect in design, materials or workmanship or the negligence of LG), Carriers will, if no LG spare Coal Cars are available, furnish Coal Cars of not less than 100 tons marked capacity, if available, at no additional cost to LG for a period of time not to exceed 120 days following the date of damage. If suitable replacement Coal Cars are not available, the Minimum Shipment Weight shall be adjusted pursuant to Article VI.

      In the event LG supplied cars are damaged and Carriers are liable pursuant to this Section, Carriers shall:

                  a) perform repairs to LG Coal Cars at a BN repair facility at no charge to LG and pay for any transportation to and from such facility; or if Carriers elect not to repair LG Coal Cars at a BN repair facility;

                  b) perform repairs at no charge to LG at a non-BN repair facility designated by LG and acceptable to Carriers (such acceptance shall not be unreasonably withheld by Carriers), and pay for any transportation to and from such facility. Such Coal Cars shall be transported by Carriers as soon as practicable;

                  c) perform all repair work on LG Coal Cars at either a BN repair facility or a non-BN repair facility, in accordance with all AAR and FRA requirements. All damaged LG Coal Cars shall be repaired to a condition equal to that before the damage occurred. Carriers shall notify LG when repairs to LG Coal Cars have been completed and returned to service.

      Section 3.  Car Destruction.
                  ---------------
      In the event LG-provided Coal Cars are destroyed while in the possession of Carriers and on Carriers' trackage, BN or ACMS will give notice to LG promptly by telephone or facsimile of such destruction giving car initial and number and will provide written notice within thirty (30) days of the destruction. LG will designate an appropriate individual and location for such notification. If LG's Coal Cars are destroyed under conditions for which Carriers are liable under the AAR Interchange Rules. Carriers will, if no LG spare Coal Cars are available, furnish substitute Coal Cars of not less than 100 tons marked capacity, if available, at no additional cost to LG for a period not to exceed 120 days following settlement of claim for such destroyed Coal Car, but in no event is this period to exceed 365 days following date of actual destruction. If suitable replacement cars are not available, the Minimum Shipment Weight shall be adjusted pursuant to Article VI. Settlement for such destroyed Coal Car, if Carriers are liable, shall be on the basis of cost of reproduction new less depreciation and salvage in accordance with Rule 107 of the AAR Interchange Rules. Such amounts will be paid within forty-five (45) days of receipt of LG's invoice. Carriers will not be liable for such destruction that is the result of a defect in design, materials and/or workmanship in the Coal Cars or the negligence of LG.

      Section 4.  Provision of Unloading Facilities.
                  ---------------------------------
      LG shall provide Destination facilities at the LG Power Plant capable of unloading ACMS' individual barges at the rate of 3,000 tons per hour. For use in conjunction with LG's dock at the Destination unloading facility. LG shall provide a mooring area for holding of loaded tows and the make-up of outbound empty tows. The mooring area shall be capable and suitable in all respects for the handling of up to 35 loaded barges and 35 empty barges. Operation, repair and maintenance of the Destination dock, unloading facility, and mooring area shall be at the sole risk and expense of LG and shall be provided without cost or other expense to ACMS.

      Section 5.  Provision of Harbor and Shift Boat.
                  ----------------------------------
      LG shall provide and operate at its sole risk and expense harbor and shift boats sufficient to handle the shifting of loaded and empty barges to and from the Destination dock and the mooring area and the rewiring of outbound empty barges in a tow-like fashion as specified by ACMS.


                                  ARTICLE VI
                   RAIL OPERATING AND SCHEDULING PROCEDURES
                   ----------------------------------------
      Section 1.  Train Size.
                  ----------
      LG shall provide sufficient empty Coal Cars to assemble trains of at least {***} cars. If an Origin mine is unable to load a train to the Minimum Shipment Weight as a result of LG's failure to furnish a sufficient number of Coal Cars, the Minimum Shipment Weight shall be applied.

      Section 2.  Minimum Shipment Weight.
                  -----------------------
      A. The "Minimum Shipment Weight" for trainloads of Coal Tendered by LG for transportation under this Agreement shall be {***} tons for aluminum Coal Cars and {***} tons for steel Coal Cars.

      B. For purposes of the billing of rates under Article X, Section 1, except for LG's failure to provide sufficient empty Coal Cars as provided in Section 1 above, all trainloads of Coal Tendered by LG with a shipment weight of less than the applicable Minimum Shipment Weight shall be assessed on the basis of the Minimum Shipment Weight.

      C. The number of Tons upon which transportation charges are paid, regardless of whether actually transported, shall be counted toward LG meeting the Minimum Volume Commitment.

      Section 3.  Minimum Tender.
                  --------------
      A. Each Unit Train for loading shall contain no less than {***} Coal Cars except as provided for in this Section ("Minimum Tender").
      B. In the event LG is unable to furnish for loading at least {***} Coal Cars because cars have been damaged, destroyed, or derailed by Carriers and have been removed from service, and if Carriers are unable to substitute Carrier coal cars pursuant to Article V, the per shipment Minimum Tender of {***} Coal Cars shall be reduced by the number of coal cars Carriers are unable to substitute under the provisions of Article V, but the minimum tender per shipment shall in no case be less than {***} Coal Cars, unless mutually agreed upon by LG and BN.

      Section 4.  Advance Notice and Loading.
                  --------------------------
      A. LG will make Coal Cars available at Origin for loading without Carriers or the mine operator ordering placement of Coal Cars. BN shall furnish the mine operator not fewer than four (4) hours advance notice of the arrival of such Coal Cars at Origin for loading.

      B. LG and the mine operator will be responsible for the loading of Coal into the Coal Cars. The parties agree to cooperate with the mine operator to provide for the complete and efficient loading of the Coal Cars at Origin. BN shall provide locomotives and train crews to move trains through the Origin Loading Facilities at a controlled speed which will allow for the full and uniform loading of each Coal Car.

      Section 5.  Placement and Free Time -- Origin.
                  ---------------------------------
      A. LG and the mine operator shall have {***} hours to load each train ("Loading Free Time"). Loading Free Time shall commence when the locomotives have arrived at the Designated Loading Point and the train crew has requested loading instructions, or when the train is Constructively Placed, and shall end when LG or the mine operator has released the train.

      B. LG shall pay BN an Origin Detention Charge of {***} for each hour or fraction thereof that actual loading time exceeds its Loading Free Time; PROVIDED, HOWEVER, that when a Loading Disability under Section 4 paragraph E of this Article occurs during a train's Loading Free Time, LG's Loading Free Time shall be extended for the duration of such Loading Disability; and, PROVIDED FURTHER, that when a Loading Disability occurs (other than a cause directly attributable to BN) after a train's Loading Free Time expires, LG shall be required to pay an Origin Detention Charge during such Loading Disability. In lieu of such Origin Detention Charges following the expiration of a train's Loading Free Time, LG may request that BN release the locomotives and crew for which LG shall pay a release charge of {***}. BN shall return the locomotives and crew to the train at the expiration of the Loading Disability at no additional charge to LG.

      C. If a train cannot be positioned on Origin trackage due to any cause attributable to LG or its mine operator, that train shall be considered Constructively Placed.

      D. If, due to any cause attributable to BN, a train arrives at Origin before another train has been released, the second and subsequent train(s) shall not be considered placed or Constructively Placed, and Loading Free Time for such train shall not commence until the locomotives have arrived at the Designated Loading Point on Origin trackage and the crew has requested loading instructions.

      E. "Loading Disability" means any of the following events which results in the inability to load Coal into the Coal Cars at Origin: (i) a cause directly attributable to BN, (ii) an Act of God, (iii) a strike or other labor disturbance, (iv) a riot or other civil disturbance, (v) unusual snow and/or ice accumulation sufficient to immobilize train operations and prevent loading of such train, (vi) governmental acts or regulations, or (vii) mechanical or electrical breakdown, explosion or fire, not reasonably within the control of LG or its mine operator, in a Loading Facility. "Loading Disability Time" means the period of time from which LG or the mine operator is prevented from loading a train at Origin due to a Loading Disability. LG or the mine operator shall notify BN immediately by telephone (i) as to the time and nature of commencement of the Loading Disability and (ii) as to the time of termination of the Loading Disability.

      Section 6.  Rail Car Demurrage at Terminal.
                  ------------------------------
      LG shall pay BN a terminal detention charge of {***} for each hour or fraction thereof that actual unloading is delayed for reasons attributable to LG.

      Section 7.  Constructive Placement.
                  ----------------------
      A. If a train cannot be positioned on mine operator's trackage at Origin due to any cause attributable to LG or its mine operator, that train shall be considered "Constructively Placed".

      B. A Constructively Placed train shall be held at the nearest available hold point as determined by BN. Immediately upon arrival of the train at the hold point, BN shall notify the mine operator or LG by radio, telephone, wire or other reasonable means, of the date and hour that hold time begins. Immediately upon departure of the train from the hold point, BN shall notify the mine operator or LG by radio, telephone, wire or other reasonable means, of the date and hour that the hold time ends.

      C. For purposes of computing the loading or unloading time of a Constructively Placed train:
                  a) the time elapsed while transporting a Constructively Placed train from the hold point to Origin shall be excluded from Loading Free Time.

                  b) If the train must reverse direction to reach the nearest available hold point, the time required for the train to return to the point of reverse direction shall be included in Loading Free Time.

      Section 8.  Service Commitment.
                  ------------------
      A. BN will operate Unit Trains between Origin and the Terminal during each Calendar Year of this Agreement on an average round trip cycle time that shall be calculated by application of the following formulas ("Annual Service Standard"):

            1)    For mines located North of Reno Junction:


                  a)    {***}
                  b)    {***}
                  c)    {***}
                  d)    {***}
                  e)    {***}

            2)    For mines located South of Reno Junction:


                  a)    {***}
                  b)    {***}
                  c)    {***}
                  d)    {***}
                  e)    {***}

            For Example: If LG Tenders 6,100,000 tons from mines located north of Reno Junction, the calculation would be as follows:

                  {***}



The average cycle time shall not include:

            (i) Loading at Origin;

            (ii) Time elapsed for delays that are the result of a Force Majeure; for purposes of this Section such delays shall not be subject to the 24 hour provision set forth in Article XII; and

            (iii) Time elapsed for delays that are attributable to LG, including but not limited to, delays resulting from removal of excess Coal under
      Article VII, release or hold time under Article VI and miscellaneous handling of Coal Cars under Article VII, and

            (iv) Time elapsed for trains held due to bunching at Origin mine or the Terminal; PROVIDED, HOWEVER, that elapsed transit time for bunching at Origin shall be included if LG has allowed BN the option of routing an empty train from its original Origin to an alternate Origin and the alternate Origin has Coal available for loading.

The cycle time of such additional trainset put into service to transport deficit tonnage, described below, shall not be included in determining whether or not BN has met the Annual Service Standard.

      B. In the event BN fails to meet the Annual Service Standard during any Calendar Year due to causes other than those described in this Section, such as to prevent the delivery of LG's Minimum Volume Commitment as provided in Article III, Section 2, and if LG has complied with its obligations to supply sufficient Coal Cars to transport its Minimum Volume Commitment, LG shall give notice to BN in writing within fifteen (15) days after the end of the Calendar Year of the amount of the deficit tonnage for that year resulting from BN's inability to meet the Annual Service Standard. If the deficit is due to BN's failure to meet the Annual Service Standard. BN shall, without additional charge to LG, take all reasonable steps, including the addition of locomotives and Coal Cars, to transport the deficit tonnage in the quarter or quarters designated by LG which in no case shall be later than 6 months from the end of the

Calendar Year in which the deficit occurred and at a schedule consistent with the ability of BN and the Origin mine(s) to load. In addition, Carriers may at any time provide Carrier-owned or leased train sets, without additional charge to LG, for Transportation of Coal pursuant to this Agreement, consistent with the ability of the Origin mine(s) to load the Coal. If Carriers are unable to furnish Coal Cars, LG may, with Carriers' consent, furnish Coal Cars and Carriers shall reimburse LG for the reasonable cost of providing such Coal Cars. The freight charges for transporting said deficit tonnage shall be the rate in effect for the fourth quarter of the year during which the deficit occurs. If LG does not provide timely notice of claimed deficit tonnage, Carriers will have no obligation to transport said tonnage.

      C. Deficit tonnage incurred during one Calendar Year and delivered during the following Calendar Year will be deemed to be Tons received during the prior Calendar Year.

      Section 9.  Routing.
                  -------
      A. Loaded trains under this Agreement shall be transported via BN from Origin to the Terminal via Alliance and Lincoln, Nebraska, and West Quincy, Illinois ("Route-Of-Movement"); PROVIDED, HOWEVER, that BN may use alternate routes at its discretion; PROVIDED, FURTHER that BN's decision to use alternate routes other than for reasons of Force Majeure shall not reduce BN's obligation to comply with the Annual Service Standard. In Force Majeure situations, BN shall have the right to either declare its right to suspend its obligations pursuant to Article XII hereof or to mitigate Force Majeure events through reroute operations. In such event, LG may be charged a reasonable reroute charge which shall be mutually agreed upon by the parties.

      B.    Transportation of Empty Trains.
            ------------------------------
      As part of the Transportation provided under this Agreement BN shall, at no additional charge to LG, transport empty trains to Origin from the Terminal or points intermediate on the Route-Of-Movement for the purpose of subsequent loading under the terms of this Agreement.

      C.    Delivery of New Trains.
            ----------------------
      LG may deliver, from time to time, newly purchased or leased trainsets (not currently in service under this Agreement) to BN. In the case of a newly leased trainset, if the trainset is in BN's PRB revenue service immediately prior to its lease by LG, BN will transport such trainset to Origin {***}. In the case of a newly-purchased trainset, the following shall apply:

            1) If LG delivers the trainset to a point on the BN system but not on the Route-Of-Movement, BN will transport such trainset to Origin [***] and in consideration of that transportation will be entitled to use such trainset for one complete cycle from the PRB to a destination of BN's choice and back to Origin {***}; BN may exercise its right to cycle such trainset to a destination of its choice at any time within six (6) months of delivery of such trainset, subject to LG's agreement to the schedule for its use.

            2) If LG delivers the newly purchased trainset to a point on the Route-Of-Movement, BN will transport such trainset to Origin {***}, and will not be entitled under this Agreement to use such trainset in non-LG service.

                                 ARTICLE VII
                           SERVICE AND MAINTENANCE
                          -------------------------

      Section 1.  Service and Maintenance of LG Railcars.
                  --------------------------------------
      A. Upon reasonable request from LG, BN will stop a Unit Train of Coal Cars on the return empty movement at a maintenance facility at an intermediate point on BN's Route-Of-

Movement between the Terminal and Origin where trackage is available to accommodate such Unit Train. For removal and replacement of Coal Cars in said Unit Train, LG shall pay BN a charge of {***} per hour or fraction thereof for such services. The time will be computed from the time the Unit Train stops for removal or replacement of Coal Cars until such time as the last Coal Car is removed from the Unit Train. This paragraph will also apply to switching of Coal Cars into or out of an empty Unit Train at Origin or the Terminal.

      B. If, upon delivery of such an empty Unit Train of Coal Cars at the car maintenance facility, BN is instructed by LG to leave the entire Unit Train of empty Coal Cars and remove the locomotives, a charge of {***} per train will be assessed in addition to the charges set out in Paragraph A. Upon request from LG, BN will remove the entire Unit Train of empty Coal Cars from the car maintenance facility and return it to Unit Train service at no additional charge.

      C. If the car maintenance facility is served by another rail carrier which necessitates a switch movement of the entire Unit Train of empty Coal Cars or a lesser number of Coal Cars to or from a connecting railroad, BN will provide services and be paid charges as outlined in Paragraph A and B, Article VII,
Section 1; PROVIDED, HOWEVER, that any switching or other charges imposed by the connecting railroad shall be paid by LG. The switching and handling time will be continuous from the time the Unit Train is made available for delivery until such time as the locomotives have been attached to the empty Unit Train or empty Coal Cars are available for movement or until such time as the locomotives have been detached from the empty Unit Train or empty Coal Cars.

      D. If during the term of this Agreement, LG's car maintenance facility is on trackage served by BN or on trackage served by another rail carrier, but is located at a point which is not on the Route-Of-Movement, BN will provide services and be paid charges as outlined in

Paragraphs A and B of Article VII, Section 1 herein, which shall be in addition to a line haul charge covering any out-of-route movement. The line haul charges covering out-of-route movement are as follows:

        Rates in Cents
      Per Car Per Mile,               Number of Cars
       Minimum 75 Miles                   Per Tender
       ----------------               --------------
            {***}                        25 or less
            {***}                         26 to 75
            {***}                      More than 75


The charge set out in this paragraph will not apply to Coal Cars damaged under circumstances for which Carriers are liable under Article V (except for Coal Cars damaged due to a defect or defects in design, materials, or workmanship or the negligence of LG).

      Section 2.  Holding and Storage of Empty Or Loaded Unit Trains.
                  --------------------------------------------------
      A. If BN-owned trackage is available at a location on the Route-Of-Movement and upon request of LG, BN will, on the return movement from the Terminal to Origin, place an entire Unit Train of empty Coal Cars on such trackage for storage. Upon subsequent request from LG, BN will remove the Unit Train from such storage and return it to service. BN will be paid {***} in total for its services in placing and removing such Unit Train. In addition, storage charges of {***} shall be paid by LG for each 24-hour period or fraction thereof that such Unit Train is stored.

      B. Upon request of LG, BN will, on the return movement from the Terminal to Origin, place an entire Unit Train of empty Coal Cars on a privately-owned or leased storage track if located on the Route-Of-Movement. Upon subsequent request of LG, BN will remove the entire Unit Train from such storage track and return it to service. BN will be paid {***} in total for its services in placing and removing such Unit Train and returning it to service.

      C. If LG's owned or leased storage track is served by another rail carrier which necessitates a switch movement at an intermediate point on the Route-Of-Movement of an empty Unit Train to or from a connecting railroad, then upon request of LG, BN will switch said Unit Train to or from the other carrier. BN will be paid {***} for each such service to or from a connecting carrier. In addition, LG shall pay BN {***} for each hour, or fraction thereof, required for any switching. Any switching or other charges imposed by the connecting railroad shall be paid by LG.

      D. If LG's owned or leased storage track is located at a point which is not on the Route-Of-Movement, BN will move the empty Unit Train to and from such storage track and be paid charges as outlined in Paragraphs D and E of this Section, which shall be in addition to the line haul charges for any such out-of-route movement. The line haul charges covering out-of-route movement are as follows:

        Rates in Cents
      Per Car Per Mile,               Number of Cars
       Minimum 75 Miles                   Per Tender
       ----------------               --------------
            {***}                        25 or less
            {***}                         26 to 75
            {***}                      More than 75


      E. If LG requests BN to hold a train and if trackage is available, LG shall pay to BN a Hold Charge of {***} for each hour or fraction thereof that each Unit Train is held; PROVIDED, HOWEVER, that such Hold Charge shall not apply (i) to a train being held during

Loading Free Time; (ii) to a train subject to a Detention Charge; or (iii) where a train is held because it cannot be placed for reasons set forth in Article VI,
Section 7.

      Section 3.  Weighing and Determination of Weights.
                  -------------------------------------

      A. The parties agree that the weight of the Coal in the Coal Cars will be determined at Origin by the mine operator. Carriers shall not be responsible for such weight determination. Weighing shall be performed on scales inspected and certified in accordance with the specifications of the then-current Institute of Standards and Technology (Handbook - 44) for such scales, subject to supervision and/or verification by Carriers or their agent, and the results furnished to LG and Carriers.

      B. If any Unit Train cannot be weighted due to a breakdown of scales, the lading weight per car of such train shall be determined by averaging the lading weight per car of the last five (5) trains of like equipment (i.e., aluminum or steel Coal Cars) under this Agreement weighted at that Origin prior to such breakdown. If fewer than five (5) trains under this Agreement were weighed at that Origin prior to the breakdown, the weight per car shall be determined by averaging the weight per car of the train(s) (of like equipment) under this Agreement weighed at that Origin prior to the breakdown as well as the lading weight per car of train(s) under the Agreement first weighed at that Origin after the scales are repaired, so as to comprise a five (5) weighted train average.

      Section 4.  Overloaded Car(s).
                  -----------------
      Unless LG is notified by BN that heavier weights are acceptable, if a loaded Coal Car is found by BN, as determined by the weighing procedures in
Section 2 hereof, to weigh in excess of maximum gross weight on rail of 286,000 pounds for shipment in aluminum Coal Cars, or 268,000 pounds for shipments in steel Coal Cars (plus or minus one-half of one percent), BN may, at its discretion, switch said overloaded Coal Cars and remove them from the train. LG or the mine operator shall then cause excess Coal to be removed from the overloaded Coal Car, and BN shall replace the Coal Car into the train. A charge of {***} per car will be assessed by BN for removal and reinsertion of overloaded cars en route. If the excess Coal can be removed during the Loading Free Time applicable under Article VI without removing the Coal Car from the train, it shall be done without the assessment by BN of any additional charges to LG.

      Section 5.  Release of Crews/Removal of Locomotives.
                  ---------------------------------------
      If upon request from LG, for reasons other than fault of BN or Force Majeure, BN releases crews and/or removes locomotives from a train at a point along the Route-Of-Movement where trackage is available or, at LG's direction, at the Terminal, LG will pay a release charge of {***} for each such occurrence, which charge shall include the subsequent return of crews and/or addition of locomotives to the train and return of the train to service.

                                 ARTICLE VIII
                   TERMINAL AND BARGE OPERATING PROCEDURES
                   ---------------------------------------

      Section 1.  Control of Loading and Unloading.
                  --------------------------------
      ACMS shall be responsible for unloading of Coal Cars, Coal transfer, storage and loading of LG's Coal into barges at the Terminal.

      Section 2.  Control of Service Performance.
                  ------------------------------
      ACMS shall have exclusive control of the methods of loading Coal into barges at the Terminal and transporting and delivering the Coal by barge to the Destination. The barges will move only at the convenience of ACMS along the direct Mississippi River route and either singly or with one or more other craft. ACMS shall have the right to shift or interchange the tow from one to another towing vessel as frequently as it may find it convenient to do so, or to procure towage from any other vessel, including vessels not owned or operated by ACMS, to tie off the tow at any point and for any purpose, and to deviate from its route, and visit any port whether or not on said route and in any order.

      Section 3.  Notice of Barge ETA.
                  -------------------
      ACMS will use commercially reasonable efforts to give LG advance telephone or facsimile notice of the expected time of arrival of each of its tows at Destination, such notice to be given at least 24 hours in advance of arrival. LG will at all times keep ACMS advised of persons authorized to receive such notices and at all times shall have at least one such authorized individual available to receive such notices at the unloading dock or Destination.

      Section 4.  Origin Demurrage.
                  ----------------
      If, by reason of act or omission solely attributable to LG, ACMS' barge tows or single barge units, as described herein, are delayed in loading at the Terminal, then demurrage shall accrue at the rate of (i) {***} per hour or part thereof for each tow operating under Alternate A or Alternate B, and (ii) {***} per day for each barge operating under Alternate C, for such period of time that each tow or each barge, respectively, is thereby delayed in beginning or completing loading.

      Section 5.  Destination Demurrage.
                  ---------------------
      Unless otherwise specified by ACMS in accordance with this Article, ACMS will deliver LG's Coal in tows consisting of 15 to 30 barges. ACMS will allow those hours of free time specified in subsections (A) through (C) below for unloading and makeup of each tow. After expiration of the allowed free time, demurrage will accrue for all time used in excess of the allowed free time at the rate of {***} per hour or part thereof for Alternates A and B described below and at the rate of {***} per day or part thereof for Alternate C (collectively, the "Demurrage Rates"). These Demurrage Rates will be adjusted under the provisions of Article X hereof.

      Section 6.  Free Time.
                  ---------
      A.    Alternate A -- Standby Unloading
            --------------------------------
      For standby unloading at Destination, ACMS will allow three hours free time plus one hour free time per barge for each tow, for unwiring, unloading, positioning and rewiring of each tow. In the event two or more tows are at the LG Power Plant within a 24 hour period, free time for the second and succeeding tows will commence at the expiration of free time for the preceding tow or when such tow has completed discharge, whichever first occurs.

      B.    Alternate B -- Additional Set Of Barges Unloading.
            -------------------------------------------------
      If an additional set of barges is utilized so that the arriving towboat may deliver a loaded tow and pick up the empty barges from the previous tow, ACMS will allow three hours free time for landing the inbound towboat and its tow and preparing the outbound empty tow for departure. In the event two or more tows arrive at the LG Power Plant within a 24 hour period, the three hour free time for the second and succeeding towboats will commence upon completion of unloading and rewiring of the preceding tow or at the end of a period of time beginning upon arrival of the preceding tow as described in Section 7 below, and equal to one hour for each barge contained in such tow, whichever first occurs.

      C.    Alternate C -- Single Barge Unloading.
            -------------------------------------
      ACMS may elect to deliver LG's Coal in single barge increments containing approximately I 500 net Tons. Under this Alternate C, lay time shall be computed from the first 7:00 a.m. following placement, actual or constructive, of one or more such single barges for unloading. Following such commencement of lay time, ACMS will allow one day free time to unload any such barge then on placement. After expiration of the allowed free time, demurrage shall accrue at the rate specified above until the barge has completed unloading and is ready for departure.

      D.    Designation of Alternates.
            -------------------------
      The Alternate B unloading procedure, as described in Section 6 above, shall be the normal and preferred unloading procedure; however, ACMS may, at any time and in its sole judgment, upon providing 24 hour notice to LG, utilize the Alternate A unloading procedure described in Section 6 above. ACMS may also use the Alternate C unloading procedure at any time, PROVIDED, HOWEVER, that ACMS will provide reasonable advance notice to LG.

      Section 7.  Computation of Free Time.
                  ------------------------
      For purposes of free time and demurrage for Section 6, free time shall be computed from the time and date ACMS lands its inbound tow alongside the destination dock, or mooring area, or in the event the dock is blocked, the time and date the master of the tow signifies his readiness to land alongside the dock. Computation of free time and demurrage thereafter shall cease when either
(a) the towboat is faced up to the outbound empty tow and the master of the towboat establishes that the empty tow is properly made up and ready for departure, or (b) when the outbound empty tow is properly made up for departure and the towboat commences standing by for repairs, maintenance or other circumstances deemed necessary by ACMS. If a deficiency exists in the make-up of the outbound tow, free time and demurrage thereafter shall continue until such deficiency is corrected by LG. In the event ACMS is required to make-up an outbound tow or correct deficiencies in a tow improperly made up by LG, free time and demurrage thereafter shall continue until such deficiencies are corrected.

      Section 8.  Adjustment for Force Majeure.
                  ----------------------------
      ACMS charges for demurrage as provided herein shall be subject to adjustment by reason of Force Majeure, except that demurrage will continue to apply to all tows and single barges which have loaded but not completed unloading and rewiring prior to receipt of the Force Majeure notice.

      Section 9.  ACMS Operating Obligations.
                  --------------------------
      ACMS shall be responsible for any damage to LG's Coal Cars while in ACMS' care, custody and control at the Terminal, except for damage due to defect in design, materials and workmanship or the negligence of LG, PROVIDED, HOWEVER, that such disclaimer shall not relieve ACMS from duties of care it may have by custom of trade or industry while conducting operations at the Terminal. Upon arrival of each Unit Train at the Terminal, ACMS shall:

      1) Verify the number of Coal Cars from a listing of the Coal Car numbers to be provided in writing to ACMS by LG at least twelve (12) hours prior to arrival at the Terminal. The verification process will take place as the Coal Cars are placed for unloading.

      2) Identify the Coal Car numbers not received at the Terminal and notify LG in writing within twenty-four (24) hours after the entire Unit Train is unloaded, except for Friday evenings and weekends, in which case the advice will be sent the next working day.

      3) Report damage as noted during the unloading process. LG acknowledges that ACMS will not be responsible for checking or inspecting Coal Cars for damage.

      4)    Operate the thawing operation.

      5) Uncouple and recouple cars at the Terminal when the Unit Train is split.

      6) Maintain coal inventory records at the Terminal; PROVIDED, HOWEVER, that ACMS makes no representations or warranties as to the accuracy or completeness of such records, and such undertaking is subject to the disclaimer set forth in Article XIV, Section 2.

                                  ARTICLE IX
                           LG OPERATING PROCEDURES
                           -----------------------

      Section 1.  Responsibility for Unloading.
                  ----------------------------
      The Destination dock, unloading facility, mooring area and shifting and harbor boat at the LG Power Plant shall be available as required for ACMS' use and without cost or charge to ACMS. LG shall be responsible for any damage to ACMS' floating equipment while in LG's care, custody or control, except for damage due to defect in design, materials and workmanship or the negligence of ACMS; PROVIDED, HOWEVER, that such disclaimer shall not relieve LG from duties of care it may have by custom of trade or industry. LG shall also be responsible for any loss or damage to rigging and mooring lines and shall equip the unloading facility with portable pumps which shall be used to pump any barge which may have been damaged in transit or while at dock. LG shall operate and maintain the Destination dock, unloading facility and mooring area in a commercially reasonable manner consistent with the normal industry practices so as to facilitate the efficient utilization of ACMS' barging equipment and the unloading of each barge as completely as practicable.

      Section 2.  Berthing and Mooring.
                  --------------------
      LG shall provide ACMS barges with a safe berth at the Destination mooring area, dock, and unloading facility free of wharfage, dockage, port or other charges. LG will also maintain at least a 10 foot channel dredged between such areas and the sailing line. While barges are in the care, custody or control of LG, or its agents, contractors or subcontractors, all applicable U.S. Coast Guard Regulations shall be complied with, and in the event that ACMS should in any manner be held responsible for any act or omission of LG in such compliance, then LG agrees to indemnify, save and hold ACMS harmless for all such responsibility and liability.

      Section 3.  Excess Return Tonnage.
                  ---------------------
      It is essential to proper maintenance and operation of hopper Coal barges that all Coal be removed at the time of each unloading. In the event that LG leaves excessive Coal in barges, ACMS shall be entitled to charge and collect an additional transportation charge of {***}/Ton of Coal returned. Estimates of Coal left in the barges shall be made by LG and ACMS by visual observation. If this method of estimation becomes a recurring problem, then Coal remaining in a barge shall be shoveled out and weighed periodically whenever a barge is taken out of service for repairs in order to compare the actual weighed tonnage with the visual estimate and thereafter corrections will be made as appropriate. In such event, demurrage charges, as provided herein, shall apply.

                                  ARTICLE X
                          RATES AND RATE ADJUSTMENT
                          -------------------------
      Section 1.  Minimum Base Rate.
                  -----------------
      The Base Rate for transportation of Coal in aluminum Coal Cars operating with net lading of at least 118 Tons Under this Agreement shall be {***} per Ton, as of January 1, 1997. The Base Rate for transportation of Coal in steel Coal Cars with net lading of at least 102 Tons under this Agreement shall be {***} per Ton, as of January 1, 1997. There shall be a surcharge paid directly to BN of {***} per Ton on all Tons moving in steel Coal Cars. Under no circumstances shall application of the rate adjustment mechanism contained in this Article cause the Effective Rate to fall below the Base Rate.

      Section 2.  Effective Rate.
                  --------------
      The Base Rate, as adjusted pursuant to Section 3 of this Article, shall be the "Effective Rate." All other charges and surcharges provided in this Agreement shall be adjusted at such times and in the same manner as the Base Rate and the Effective Rate. The Effective Rate, together with the other charges specified in this Agreement, shall constitute the entire compensation payable to Carriers for all Transportation of Coal provided under this Agreement. The adjustment mechanism specified in Section 3 of this Article shall constitute the sole means of adjusting the rates and other charges specified in this Agreement during the term hereof. If LG requests Carriers to perform services not specified under this Agreement, charges for such services shall be established by separate agreement.

      Section 3.  Adjustment to Rates and Charges.
                  -------------------------------
      A. Commencing on April 1, 1997, the Effective Rates and other charges provided for in the Agreement shall be adjusted quarterly, upward or downward as provided herein. Adjustments shall be made through application of the following formula:

            AR = a x [{***}(b) + {***}(d) + {***}(1)
                           ---        ---        ---
                                       c          l

in which,
      "AR" is the adjusted rate;
      "a" is the Base Rate;
      "b" is the most currently available [***], as published by the United States Department of Commerce, for two quarters prior to the quarter of adjustment (e.g., for the quarter beginning April 1, 1997, the {***} for the fourth quarter of 1996 shall apply);

      "c" is the final {***} for the second quarter of 1996;

      "d" is the {***} for the quarter immediately prior to the quarter of adjustment (e.g., for the quarter beginning April 1, 1997, the first quarter 1997 average shall apply) PROVIDED, HOWEVER, at no time shall "d" be less than {***};

      "e" is {***}.

      B. The adjustment process described in Paragraph A shall be repeated on every July 1, October 1, January 1, and April 1 thereafter during the term of this Agreement, with the new Effective Rate and other charges for the three month period following each such "Adjustment Date" being determined by application of the formula described in Paragraph A for that Adjustment Date to the Base Rate and other charges.

      C. In computing the quarterly adjustment under Paragraph A, all published indices shall be rounded to the nearest thousandth of an index point, all calculated indices shall be rounded to the nearest tenth of an index point, and all rates and charges shall be rounded to the nearest whole cent. If there is no nearest thousandth of an index point, tenth of an index point or whole cent, as the case may be, indices, rates and charges shall be rounded to the nearest even thousandth of an index point, tenth of an index point or whole cent. For example, $15.935 and $15.945 would be rounded to $15.94.

      D. LG shall reimburse ACMS for any taxes paid on fuel used in commercial transportation on inland waterways pursuant to 26 U.S.C. Section 4042, its successor statutes, or any similar taxes imposed upon fuel use or related commercial use of the Mississippi River system, above and in excess of the {***} currently being levied and paid by ACMS. LG shall reimburse ACMS quarterly for the amount of such tax paid by ACMS in providing river transportation service under this Agreement. For purposes of such quarterly billings, ACMS shall determine from its Boat History Report the total number of taxable vessel operating hours in LG's service. The ratio of such taxable hours in LG's service to all vessel operating hours in taxable service shall be applied to ACMS' monthly vessel fuel consumption reports to establish total taxable fuel consumption of vessels operating in LG's service. Fuel burned in generators, heaters, boilers and in exempt waters is not presently subject to this taxation and shall not be billed to LG. ACMS shall provide LG all documentation to support billings with respect to the Federal Tax on inland waterways.

                                  ARTICLE XI
                              BILLING PROCEDURES
                              ------------------

      Section 1.  Transportation Billing.
                  ----------------------
      Carriers shall bill LG for Transportation of Coal based upon the greater of (i) the actual weight of Coal per train (as determined under Article VII) or
(ii) the applicable Minimum Shipment Weight. For purposes of determining the actual weight, all shipments hereunder shall take place under a BN bill of lading that recites that the transportation is governed by this Agreement, but does not state the rate.

      Section 2.  Payment.
                  -------
      All payments for amounts due hereunder must be made by wire to Carriers' designated bank account within {***} days from the date the invoice is received. If LG fails to make payment within {***} days from the date the invoice is received, LG shall pay a late charge in the amount of 1/365th of the sum of {***} on the date the payment becomes overdue times the amount due and unpaid, commencing from the expiration of said {***} day period until such amount is paid.

      Section 3.  All Other Charges.
                  -----------------
      Carriers shall each bill LG for ancillary services based upon the adjusted charges provided elsewhere in this Agreement. Payment for said charges shall be remitted to the applicable invoicing party. Interest shall be applied in the manner set forth in Section 2 of this Article.

                                 ARTICLE XII
                                FORCE MAJEURE
                                -------------

      Section 1.  Definition.
                  ----------
      Except as otherwise expressly provided in this Agreement, no party shall be liable for any loss or damage resulting from failure to perform or the delays in performance resulting from and occasioned by an event of Force Majeure. The term "Force Majeure" or an event of Force Majeure as used herein shall mean any cause beyond the reasonable control of the party affected which by exercise of due diligence it shall be unable to overcome, including, without limitation, by enumeration, allocations, expropriations, requisitions, priorities, boycotts, embargos, restraint or other acts of courts or governmental or civil, military or naval authorities (whether acting legally or otherwise); Acts of God; lock or river-outages, perils or accidents of the sea or other water; defects, failures or breakage in hull, turbines, generators, machinery, equipment or appliances; acts of war, hostilities, blockages, interferences of public enemies or belligerents, rebellion, civil strife, or commotion; sabotage, vandalism or malicious mischief; fire or explosion from any cause or wheresoever occurring; epidemics, pestilence or quarantine; labor stoppage, riots, disorders, storms, landslides, floods, washouts, earthquake, lightning, unusual snow accumulations, inoperability of facilities at Origin, the Terminal or Destination or electrical generation, transmission or distribution facilities, shortage of diesel fuel for locomotives or towboats, derailments, failure of LG's coal suppliers to supply Coal, or from any other cause whatsoever and wheresoever occurring beyond the reasonable control of the respective parties, whether of the kind enumerated herein or otherwise. It shall not, however, include any change in demand or projected demand for electrical power or for transportation not due to events of Force Majeure, whether foreseeable or not.

      Section 2.  Effect of Force Majeure.
                  -----------------------
      A. If because of an event of Force Majeure that endures for twenty-four
(24) continuous hours or more, a party is unable to carry out any of its obligations under this Agreement, and if such party promptly, but not to exceed ten (10) calendar days from commencement of the event of Force Majeure, gives the other parties written notice of such Force Majeure, then the obligation of the party giving such notice shall be suspended to the extent made necessary by the Force Majeure and during its continuance (including the original 24-hour period); PROVIDED, HOWEVER, that the aforementioned 24-hour rule shall not apply in the case of derailments; and PROVIDED, FURTHER, that an event of Force Majeure shall not reduce LG's Minimum Volume Commitment for any Calendar Year unless an event or events of Force Majeure have occurred during such Calendar Year for an aggregate number of days exceeding 15 days in which case the Minimum Volume Commitment for such year shall be reduced by a percentage equal to the ratio of the number of days of Force Majeure during such Calendar Year in excess of {***} over 365.

      B. The party experiencing Force Majeure shall take prompt actions to remove such causes of Force Majeure insofar as practicable, with all reasonable dispatch, and its performance shall be resumed immediately after such causes have been removed; PROVIDED, HOWEVER, that nothing contained in this Section 2 shall cause the party affected by the Force Majeure to submit to what it considers to be an unfavorable labor agreement.

      C. When the Force Majeure condition has terminated, the party claiming the Force Majeure shall notify the other parties in writing as soon as practicable, but not to exceed ten (10) days, certifying that the amount of time expended due to the Force Majeure.

      D. Notwithstanding the foregoing or any other provision of this Agreement, in the event a single Force Majeure condition claimed by LG extends for a period of 90 days or more, the original term of this Agreement shall be deemed to have been extended for an equivalent time period.

      E. In the event a single Force Majeure condition claimed by Carriers has existed for a period of {***} days or more, and has substantially prevented performance during such period, LG may acquire and transport fuel via a mode other than Carriers for the remaining duration of the condition of Force Majeure; PROVIDED, HOWEVER, that if Carriers declare a Force Majeure the effect of which is expressly limited to achievement of the Annual Service Standard, this paragraph shall not apply as long as Coal supply at the Terminal, en route in barges and at the LG Power Plant exceeds 14 days bum; PROVIDED, FURTHER, that if rerouting of any aspect of the transportation service, including the use of an alternative terminal will enable either or both of Carriers to continue to participate in the transportation despite the event of Force

Majeure. LG will take all commercially reasonable steps necessary to permit continued service by either or both of Carriers; PROVIDED, FURTHER, that LG is not required to incur out of pocket expense to take such steps, except to the extent that the parties hereto may otherwise mutually agree. Carriers will not be responsible for any expense whatsoever incurred by LG as a result of such transportation via a mode other than Carriers.

                                 ARTICLE XIII
                           INDEMNITY AND INSURANCE
                           -----------------------

      Section 1.  Indemnity by ACMS.
                  -----------------
      ACMS agrees to indemnify and save harmless LG from any and all suits, actions, causes of action and claims of action of whatever character which may be brought or made against LG by ACMS' agents, servants, employees or any third party on account of injuries or damages sustained or alleged to have been sustained while ACMS, such agents, servants or employees were performing any act or thing required to be done under the provisions of this Agreement whether caused by the sole act, negligence or default of LG or otherwise.

      Section 2.  Indemnity by LG.
                  ---------------
      A. LG agrees to indemnify and save harmless Carriers, their subcontractors, affiliates and the vessels employed by ACMS, in the performance of Coal transfer, storage and transportation hereunder, from any and all suits, actions, causes of action and claims of action of whatever character which may be brought or made against Carriers, their subcontractors, affiliates and said vessels by LG's agents, servants or employees on account of injuries or damages sustained or alleged to have been sustained while such agents, servants or employees were performing any act or thing required to be done under the provisions of this Agreement whether caused by sole act, negligence or default of ACMS or otherwise.

      B. LG hereby agrees to release, indemnify and save harmless ACMS, its subcontractors, its affiliates and vessels employed by it or them in the performance of the Coal transfer, storage and transportation hereunder from or against any loss or damage to the Coal transferred, stored and transported under this Agreement, whether such loss or damage is caused by AMCS' negligence or not.

      C. If an ACMS towing vessel or barge comes into collision with another vessel or object, LG agrees to indemnify ACMS, its subcontractors, its affiliates and vessels employed by it or them in the performance of the transportation movements hereunder, with respect to any payment which LG receives or may be entitled to receive from such other vessel or object.

      Section 3.  Insurance to be Maintained by ACMS.
                  ----------------------------------
      ACMS shall, at its own expense, carry and maintain collision and protection and indemnity insurance with waiver of subrogation against LG, or other insurance covering the liability of the vessels and their owners against loss of life and personal injury to members of their crews or to any third party, including transportation, wages, maintenance and cure. The deductibles, if any, applicable under said policies are to be borne by ACMS. All policies pursuant to which such insurance is provided shall name LG as assured or additional assured under such policy.

                                 ARTICLE XIV
                             COAL LOSS AND DAMAGE
                             --------------------

      Section 1.  Liability for Loss of Coal Transported by BN.
                  --------------------------------------------
      Liability for damage to or loss of Coal transported by BN pursuant to this Agreement shall be determined as if BN were providing transportation hereunder as a common carrier pursuant to the Interstate Commerce Commission Termination Act, as amended. BN will not be, liable for Coal loss or damage caused by improper loading at Origin or defects in the design or manufacture of Coal Cars, except for Coal Cars supplied by BN.

      Section 2.  Liability for Loss of Coal Transported by ACMS.
                  ----------------------------------------------
      LG warrants that ACMS shall not be held accountable or otherwise liable for any discrepancy in Coal inventories; any loss, shrinkage or damage to LG's Coal shall be borne by LG, whether occurring during storage, transfer, affreightment, unloading or otherwise; and whether such loss, shrinkage or damage was caused, directly or indirectly, by ACMS' negligence. LG shall, at its own expense, obtain and keep in full force and effect during the term of this Agreement or any extension thereof, insurance on the full value of all Coal received, stored, transferred and transported by ACMS under this Agreement. All policies pursuant to which such insurance is provided shall name ACMS, its subcontractors, its affiliates and the vessels employed by it or them in the performance of the Coal transfer, storage and transportation hereunder as assured or as additional assureds under such policy, which shall also be endorsed to waive rights or subrogation against said parties. The deductibles, if any, applicable under any of said insurance policies are to be borne by LG. Full evidence of such insurance in form and substance satisfactory to ACMS shall be provided to ACMS prior to the first delivery of Coal to the Terminal. LG shall also, at its own expense, carry and maintain Longshoremen's and Harbor Worker's Compensation Act insurance covering its employees.

      Section 3.  General Average.
                  ---------------
      General average shall be payable according to York-Antwerp Rules, 1950, and as to matters not therein provided for according to the laws and usage of the Port of New York. The general average in each instance shall be prepared by average adjusters selected by ACMS and consented to by LG. In the event of accident, danger, damage or disaster, before or after commencement of the voyage, resulting from any cause whatsoever, whether due to negligence or not, for which, or for the consequence of which ACMS is not responsible, by statute, contract, or otherwise, the goods, shippers, consignees, or owners of the goods shall contribute with ACMS in general average to the payment of any sacrifices, losses, or expenses of a general average nature that may be made or incurred and shall pay salvage and special charges incurred in respect of the goods. If a salving ship is owned or operated by ACMS, salvage shall be paid for in full as if such salving ship or ships belonged to strangers. Such deposit as ACMS or its agents may deem sufficient to the estimated contribution of goods, or any salvage, or special charges thereon, shall, if required, be made by the goods, shippers, consignees or owners of the goods to ACMS before delivery. This section shall not give rise to any liability of BN.

      Section 4.  Disclaimer of Damages.
                  ---------------------
      In no event shall BN, ACMS or LG be liable for special or consequential damages or lost profits relating to this Agreement.

      Section 5.  Private Carriage.
                  ----------------
      ACMS and its affiliated marine companies are private carriers in respect to this Agreement, therefore, nothing set forth in this Agreement or performance hereunder shall be deemed to subject ACMS to the jurisdiction of the STB.

                                  ARTICLE XV
                                 TERMINATION
                                 -----------

      If any party shall default in any material obligation of this Agreement which is not excused as Force Majeure, and continues in such default for a period of sixty (60) days after written notice thereof is given by any non-defaulting party to such defaulting party of the existence of such default, or, if more than sixty (60) days are required to correct with reasonable diligence the matters complained of in said notice and such defaulting party shall fail within said sixty (60) day period to commence the action necessary to correct such matters and thereafter prosecute the same to completion with reasonable diligence, the non-defaulting party may, at its option, and without prejudice to its other rights and remedies hereunder, at law or in equity, terminate this Agreement by written notice to the party in default.

                                 ARTICLE XVI
                          ASSIGNMENT AND SUCCESSION
                          -------------------------

      No party may assign this Agreement or any of its rights or obligations hereunder, in whole or in part, without the prior written consent of the other parties which consent shall not be unreasonably withheld. Such consent shall not be required where the assignment is made to a purchaser or assignee of substantially all of the assets of such party by way of merger, consolidation, transfer, sale or lease of substantially all of its assets, divestiture pursuant to an order or decree of court, or similar court reorganization; PROVIDED, HOWEVER, that no assignment shall be effective until and unless the assignee agrees in writing to assume all obligations of the assignor hereunder. Any party hereto may assign any receivables due them under this Agreement without the consent of the other parties; PROVIDED, HOWEVER, such assignment shall not relieve the assignor of any of its rights or obligations under this Agreement. ACMS may, without the consent of LG or BN, assign this Agreement in whole or in part to American Commercial Lines, Inc., or one of its wholly-owned subsidiaries; and upon such assignee expressly assuming in writing, to the extent of such assignment, the obligations of ACMS hereunder, and if each such assignee has a net worth equal to that ACMS, LG shall, to the extent of such assignment, release ACMS from all further obligations under this Agreement. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the parties, their successors, and assigns.

                                 ARTICLE XVII
                      AMENDMENT, MODIFICATION AND WAIVER
                      ----------------------------------
      Any amendment, modification, or waiver of any provision of this Agreement, or any consent to any departure therefrom, shall not be effective in any event unless the same is in writing and signed by the proper party or parties, and then such modification, wavier, or consent shall be effective only in the specific instance and for the specific purpose given.

                                ARTICLE XVIII
                                MISCELLANEOUS
                                -------------

      Section 1.  Subcontracting.
                  --------------
      It is understood that nothing herein contained shall prevent ACMS from subleasing or from subcontracting for any of the services provided for herein, but ACMS shall remain responsible to LG for the performance of all such services.

      Section 2.  Independent Contractor.
                  ----------------------
      Nothing herein contained shall be construed as a contract by LG for chartering, hiring or leasing of any barge, towboat, railroad locomotive or rail car or other equipment of ACMS or BN nor shall any of the agents, servants or employees of ACMS or BN be regarded as employees of LG, it being understood that ACMS and BN are in all respects independent contractors and that LG shall exercise no control over such barges, towboats, railroad locomotives or rail cars or other equipment, or the agents, servants or employees of ACMS or BN except as specifically provided herein.

      Section 3.  Waivers and Remedies.
                  --------------------
      The failure of one of the parties hereto to insist in any one or more instances upon strict performance of any of the obligations of the other party pursuant to this Agreement or to take advantage of any of its rights hereunder shall not be construed as a waiver of the performance of any such obligation or the relinquishment of any such rights for the future, but the same shall continue and remain in full force and effect.

      Section 4.  Notice.
                  ------
      Any notice, election or correspondence required or permitted hereunder shall become effective upon receipt and, except invoices and payments, shall be deemed to have been properly given or delivered when made in writing and delivered personally to the parry to whom directed, or when sent by United States mail, overnight or express delivery, with all necessary postage and charges fully prepaid and delivery verified, and addressed to the party to whom directed at its specified address:

      To LG:      NRG Energy, Inc.
                  1221 Nicolett Mall, Suite 700
                  Minneapolis, MN  55403
                  Attention:  Vice President, U.S. Business Development

                  Zeigler Coal Holding Company
                  50 Jerome Lane
                  Fairview Heights, Illinois  62208
                  Attention:  Alan D. Williams, Manager, Business Development

                  Southern Electric International, Inc.
                  Suite 500
                  900 Ashwood Parkway
                  Atlanta, GA  30338
                  Attention:  Gary Kubick, Project Director

      To BN:      Burlington Northern Railroad Company
                  2650 Lou Menk Drive
                  Fort Worth, TX  76131-2830
                  Attention:  Coal Business Unit

      To ACMS:    American Commercial Marine Service Company
                  P.O. Box 610
                  1701 East Market Street
                  Jeffersonville, IN  47130
                  Attention:  Senior Vice President - Sales and Marketing

or to such other addresses as may have been furnished in writing by any of the foregoing to the other persons named above. Any notice pertaining to matters of an emergency or an operating nature may be delivered by mail, messenger, telephone, telefax or by any other reasonable means, to such representative of the party hereto being notified as may be appropriate, and such notice shall be effective upon receipt. If given by telephone or verbally, the notice shall be confirmed in writing as soon as practicable thereafter.

      Section 5.  Severability, Effect of Agreement.
                  ---------------------------------
      A. Any provisions of this Agreement prohibited or unenforceable by reason of any applicable law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby waived by the parties hereto to the full extent permitted by law, to the end that this Agreement shall be enforced as written.

      B. This Agreement exclusively and completely states the rights and obligations that Carriers have with respect to LG, and that LG has with respect to Carriers, concerning the subject matter of this Agreement and supersedes all other Agreements, oral or written, with respect hereto.

      C. This Agreement supersedes and replaces in their entirety that certain Revised and Restated Agreement No. 42875 (January 1, 1984 through December 31,
1994) previously entered between ACMS and Cajun, and that certain Coal Transportation Agreement ICC-BN-C-0774 between BN and Cajun dated November 30, 1983 (as amended).

      Section 6.  Confidentiality.
                  ---------------
      Except to the extent that disclosure is required by law, court order or decision, or applicable regulatory requirements, the provisions of this Agreement shall not be disclosed to or discussed with any third party other than counsel or consultants retained by Carriers or LG, all of whom shall be advised of the confidential nature of this Agreement and information related to it; PROVIDED, HOWEVER, that LG may make only necessary disclosures in connection with the Chapter 11 Proceeding provided that it obtains confidential treatment to the extent permitted by the bankruptcy court and the presiding judge; PROVIDED, FURTHER, that LG shall be permitted to disclose the provisions of Article VI, Sections 1-7 to Coal suppliers that agree in writing to maintain the confidentiality of such information, where such disclosure is required for the proper administration of Coal supply arrangements. Where disclosure of information is required, the affected party shall give written notice thereof to the other parties as far in advance as practicable, shall confer with such other parties, and shall take such reasonable actions as are available under applicable to law to attempt to preserve the confidentiality of the material disclosed.

      Section 7.  Representations and Warranties.
                  ------------------------------
      A. Carriers and LG represent and warrant to one another that: (i) they are duly organized and validly exist in good standing under the laws of their governing jurisdictions and/or states of incorporation, and have all requisite power and authority to enter into this Agreement and to carry out the terms and provisions thereof; (ii) the person(s) executing this Agreement on behalf of each party are duly authorized and empowered to bind their respective parties to this Agreement; and (iii) there is no action, proceeding, or investigation current or pending other than the Chapter 11 Proceeding and no term or provision of any charter, by-law, certificate, license, mortgage, indenture, contract, agreement, judgment, decree, order, statute, rule or regulation which in any way prevents, hinders, or otherwise adversely affects, or would be violated by, entering into and performing this Agreement.

      B. Each person executing this Agreement on behalf of his respective party represents and warrants the execution of this Agreement and that he personally has authority to sign on behalf of the party that he represents.

      Section 8.  Counterparts.
                  ------------
      This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts together, shall constitute but one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

      Section 9.  Remediation.
                  -----------
      If a party receiving a notice of default pursuant to Article XV does not agree that it has failed to comply with or perform any of the terms, covenants or conditions of this Agreement to be complied with or performed by it, in any material respect, such party may, within thirty (30) days after receipt of such notice of default, notify the other parties in writing of such disagreement (a "Notice of Contest"). Upon such Notice of Contest being given, no termination of this Agreement shall be effective unless and until a determination has been made that a default has occurred and the provisions of this Section have been implemented.

      The parties agree that any dispute arising in connection with the interpretation of this Agreement or the performance of any party under this Agreement or otherwise relating to this Agreement shall be treated in accordance with the procedures set forth in this Section, prior to the resort by any party to litigation in connection with such dispute. The dispute shall be referred for resolution first to each parties' senior corporate officers with the power to bind such parties. Such procedure shall be invoked by any party presenting to the other a "Notice of Request for Resolution of Dispute" (a "Resolution Notice") identifying the issues and dispute sought to be addressed hereunder. A conference of the appointed officers of each of the parties shall be held as soon as possible but in no event later than (30) days after the delivery of the Resolution Notice. In the event that the conference between such individuals does not resolve the dispute, it may be litigated in any state or federal court of competent jurisdiction.

      Section 10. Construction.
                  ------------
      This Agreement is the product of arm's-length negotiations between the parties. No provision of this Agreement shall be construed against any party be virtue of that party being the drafter thereof. Use of the singular form shall be deemed, where appropriate, to include the plural, and use of the masculine gender shall be deemed to include the feminine. The terms of this Agreement and all rights and obligations hereunder shall be construed in accordance with the laws of the State of Missouri and, when appropriate, Federal law.

      IN WITNESS WHEREOF, the parties have cause this Agreement to be executed as of the date first hereinabove written.

                                        BURLINGTON NORTHERN AND SANTA FE
                                        RAILWAY COMPANY

ATTEST:                                 BY: /s/ Gregory T. Swinton
                                           _________________________________

/s/ [illegible]                         ITS: Senior Vice President Coal and
______________________________               Agricultural Commodities
                                             _______________________________


                                        AMERICAN COMMERCIAL MARINE SERVICE
                                        COMPANY

ATTEST:                                 BY: /s/ Daniel J. Marquitz
                                           _________________________________

/s/ [illegible]                         ITS: Senior Vice President
______________________________              ________________________________


                                        LOUISIANA GENERATING LLC

                                           BY:  ZENERGY, INC.

                                           BY: /s/ Alan D. Williams
                                              ______________________________
                                               ITS: President

                                           BY:  NRG ENERGY, INC.

                                           BY: /s/ Craig A. Mataczynski
                                              ______________________________
                                               ITS: Member

                                           BY:  SOUTHERN ENERGY CAJUN, INC.

                                           BY: /s/ G.J. Kubick
                                              ______________________________
                                               ITS: Vice President